                                                                   Exhibit 5.1



                         [McDONALD CARANO WILSON McCUNE
                   BERGIN FRANKOVICH & HICKS LLP LETTERHEAD]



ALVIN J. HICKS                                                   REPLY TO: RENO



                               September 3, 1996


Board of Directors
Boyd Gaming Corporation
2950 So. Industrial Road
Las Vegas, Nevada 89109-1100

Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (No. 333-05521) filed by Boyd Gaming Corporation (the "Company") with the Securities and Exchange Commission on June 7, 1996, and Amendment No. 1 thereto filed on September 4, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,297,201 shares (the "Shares") of the Common Stock of the Company.

        It is our opinion that the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                Sincerely,

                                McDONALD CARANO WILSON McCUNE
                                BERGIN FRANKOVICH & HICKS LLP



                                By  /s/ A. J. Hicks
                                  -------------------------------
                                        A. J. HICKS
                                        Partner

AJH:ss